UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 15, 2015

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 15, 2015, Michael D. Lynch, 54, was appointed Senior Vice President and interim Chief Financial Officer of AmeriServ Financial, Inc. (the “Company”), succeeding Jeffrey A. Stopko as the Company’s principal financial and accounting officer.  As previously disclosed on December 11, 2014, Mr. Stopko became interim President and Chief Executive Officer of the Company effective on January 9, 2015.  Mr. Lynch has served as Senior Vice President and Chief Investment and Risk Officer of the Company since 2013.  He had been Vice President and Chief Investment and Risk Officer of the Company from 2005 to 2013.  Mr. Lynch is not party to any employment agreement or change in control agreement with the Company.  Mr. Lynch currently receives an annual base salary of $148,000 and participates in the Company’s benefit plans on the same basis as other executives of the Company.  He does not have an interest requiring disclosure under Items 401(d) or 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: January 21, 2015	By:	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
Interim President and Chief Executive Officer